Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES PROPOSED DISTRIBUTION OF WARRANTS TO PURCHASE COMMON STOCK AND SETS FEBRUARY 14, 2025 AS THE RECORD DATE FOR PROPOSED DISTRIBUTION

Luxembourg, February 4, 2025 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (Nasdaq: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today announced a proposed issuance under Luxembourg law under the authorized share capital mechanism, which is more commonly referred to as a distribution in the United States (the “Warrant Distribution”), of transferable Warrants (as defined below) to holders (collectively, the “Stakeholders”) of Altisource’s (i) common stock (the “Common Stock”), (ii) restricted share units (“RSUs”) and (iii) outstanding warrants to purchase shares of Common Stock at an exercise price of $0.01 per share (“Existing Warrants”), in each case, as of 5:00 p.m., New York City time, on February 14, 2025 (the “Distribution Record Date”). The Warrant Distribution is contingent upon, among other things, approval by the Company’s shareholders of the proposals set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on January 3, 2025 (the “Proxy Statement”) and the consummation of the transactions contemplated by that certain previously disclosed Transaction Support Agreement (the “Transactions”), which Transactions are summarized in the Proxy Statement.

Subject to the right of the board of directors of the Company (the “Board”) to change the Distribution Record Date, the Warrant Distribution shall occur on a date to be subsequently determined by the Board that will be within 60 days after the Distribution Record Date (i.e., by April 15, 2025) (such date as determined by the Board, the “Distribution Date”). In the event the Company’s shareholders do not approve the Proposals or the Transactions are not completed, the Warrant Distribution will not be consummated.

Summary of Certain Terms of the Warrants

The Warrant Distribution will include two types of warrants:

•	warrants to purchase shares of Common Stock requiring cash settlement through the cash payment to the Company of the exercise price (the “Cash Exercise Stakeholder Warrants”); and

•	warrants to purchase shares of Common Stock exercisable on a cashless basis (the “Net Settle Stakeholder Warrants”, and together with the Cash Exercise Stakeholder Warrants, the “Warrants” and each a “Warrant”).

Pursuant to the Warrant Distribution, each Stakeholder is expected to receive:

•	one Cash Exercise Stakeholder Warrant to purchase 1.625 shares of Common Stock for each (a) share of Common Stock held as of the Distribution Record Date, (b) RSU held as of the Distribution Record Date and (c) share of Common Stock that could be acquired upon exercise of Existing Warrants held as of the Distribution Record Date; and

•	one Net Settle Stakeholder Warrant to purchase 1.625 shares of Common Stock for each (a) share of Common Stock held as of the Distribution Record Date, (b) RSU held as of the Distribution Record Date and (c) share of Common Stock that could be acquired upon exercise of Existing Warrants held as of the Distribution Record Date.

Each Warrant entitles the holder thereof to purchase from the Company 1.625 shares, subject to certain adjustments, of Common Stock at an initial Exercise Price of $1.95 per Warrant (initially equal to $1.20 per share of Common Stock). The Company will not issue fractional shares of Common Stock or pay cash in lieu thereof. If a Stakeholder would otherwise be entitled to receive fractional shares of Common Stock upon exercise of Warrants, the Company will first aggregate the total number of shares Common Stock a Stakeholder would receive upon exercise of the Cash Exercise Stakeholder Warrants or the Net Settle Stakeholder Warrants, as applicable, and then round down the total number of shares of Common Stock to be issued to the Stakeholder to the nearest whole number.

The Company intends to apply to list the Cash Exercise Stakeholder Warrants and the Net Settle Stakeholder Warrants on the Nasdaq Global Select Market. However, there can be no assurance that these applications will be approved.

The Warrants are expected to be issued by the Company pursuant to a warrant agent agreement, between the Company and Equiniti Trust Company, LLC, as Warrant Agent (the “Warrant Agent Agreement”). The forgoing summary of certain of the proposed terms of the Warrants is not complete and is qualified in its entirety by reference to the Warrant Agent Agreement, which has been filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K expected to be filed with the SEC on February 4, 2025.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, the Warrant Distribution, the Distribution Record Date (including that the Board may change the Distribution Record Date and, as a result, the Distribution Date), the Distribution Date, the terms of the Warrants, and the closing of the Transactions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” of our Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 7, 2024, as the same may be updated from time to time in our subsequent Form 10-Q filings, as well as the risks disclosed under the heading “Risk Factors” in the Company’s registration statement on Form S-1 filed with the SEC on January 31, 2025. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this press release. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to customer concentration, the timing of the expiration of certain governmental and servicer foreclosure and eviction moratoriums and forbearance programs and the anticipated increase in default related referrals (if any) following the same, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and the risks and uncertainties related to completion of the Transactions on the anticipated terms or at all, including the negotiation of and entry into the definitive agreements and the satisfaction of the closing conditions of such definitive agreements, including the obtaining of the required shareholder approval of the Proposals. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.

About Altisource

Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

Additional Information and Where to Find It

Altisource has filed the Proxy Statement with the SEC in connection with its solicitation of proxies for its Extraordinary General Meeting of Shareholders and Special General Meeting of Shareholders, each to be held on February 18, 2025. The Proxy Statement has been made available to Altisource’s shareholders. Altisource’s shareholders are strongly encouraged to read the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC, as well as any amendments or supplements to these documents when they become available, carefully and in their entirety because they contain or will contain important information about the proposed Transactions and related matters. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by Altisource with the SEC without charge from the SEC’s website at www.sec.gov or from the Investor Relations section of Altisource’s website at https://ir.altisource.com/financial-information.

Website References

References to information included on, or accessible through, websites do not constitute incorporation by reference of the information contained on or available through such websites, and you should not consider such information to be part of this press release.

Disclaimer

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

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